Exhibit 99.1

Globus Medical Reports Second Quarter 2015 Results
Reports Record Quarterly Sales and Increases Guidance

AUDUBON, PA, July 30, 2015: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced its financial results for the second quarter ended June 30, 2015.

•	Worldwide sales increased 17.6% to $133.6 million, or 19.1% on a constant currency basis

•	Second quarter net income increased 16.5% to $24.1 million

•	Fully diluted earnings per share (EPS) were $0.25

•	Non-GAAP Adjusted EBITDA was 35.0% of sales

•	Company increases 2015 guidance for sales to $524 million and EPS to $1.04

David Paul, Chairman and CEO said, “We are pleased to report second quarter sales of $133.6 million, a year-over-year increase of 17.6% as reported and 19.1% on a constant currency basis. Once again the Globus team achieved strong sales growth and market share gains while maintaining strong profitability, with quarterly net income of $24.1 million, or 16.5% higher than the same quarter last year. During the second quarter, we also launched 5 new products and made further progress on integrating our two most recent acquisitions. We remain confident in our long term growth prospects and our ability to sustain our industry leading profitability by the continued execution of our strategy of introducing innovative products, expanding our U.S. and international sales footprint, and controlling our expenses.”

Second quarter sales in the U.S. grew by 19.5% over the second quarter of 2014. International sales increased by 1.2% over the second quarter of 2014 on an as reported basis and 15.4% on a constant currency basis.

Second quarter net income was $24.1 million, an increase of 16.5% over $20.6 million in the second quarter 2014. Fully diluted EPS for the second quarter was $0.25, as compared to $0.22 for the second quarter 2014.

Cash, cash equivalents and marketable securities ended the quarter at $281.2 million. The company remains debt free.

2015 Annual Guidance
The company today increased guidance on sales by $10 million to $524 million and earnings per share by $0.02 to $1.04.

Conference Call Information
Globus Medical will hold a teleconference to discuss its 2015 second quarter results with the investment community at 5:30 p.m. Eastern Time today. Globus invites all interested parties to join the call by dialing:

1-855-533-7141     United States Participants
1-720-545-0060     International Participants
There is no pass code for the teleconference.

For interested parties who do not wish to ask questions, the teleconference will be webcast live and may be accessed through a link on the Globus Medical website at investors.globusmedical.com.

If you are unable to participate during the live teleconference, the call will be archived until Thursday, August 13, 2015. The audio archive can be accessed by calling 1-855-859-2056 in the U.S. or 1-404-537-3406 from outside the U.S. The passcode for the audio replay is 8132-2678.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures. For example, Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration in connection with business acquisitions and other acquisition related costs, and provisions for litigation, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. In addition, for the periods ended June 30, 2015 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted earnings per share, which represent net income and diluted earnings per share, respectively, before provisions for litigation, net of the tax effects of such provisions. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operative performance from period to period as they remove the effects of litigation, which we believe are not reflective of underlying business trends. We also define the non-GAAP measure of Free Cash Flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, we define the non-GAAP measure of sales on a constant currency basis as the current and prior period sales translated at the same predetermined exchange rate. We believe that this sales on a constant currency basis provides insight to the comparative increase or decrease in period sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates.

Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow and sales on a constant currency basis are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of Adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, Free Cash Flow, and sales on a constant currency basis may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Sales	$133,570	$113,573	$265,174	$227,783
Cost of goods sold	32,579	26,583	64,686	51,895
Gross profit	100,991	86,990	200,488	175,888

Operating expenses:
Research and development	9,081	7,694	17,737	15,137
Selling, general and administrative	54,506	46,425	106,795	93,103
Provision for litigation	374	1,318	406	3,853
Total operating expenses	63,961	55,437	124,938	112,093

Operating income	37,030	31,553	75,550	63,795
Other income, net	441	325	94	570
Income before income taxes	37,471	31,878	75,644	64,365
Income tax provision	13,417	11,231	26,942	22,579

Net income	$24,054	$20,647	$48,702	$41,786

Earnings per share:
Basic	$0.25	$0.22	$0.51	$0.44
Diluted	$0.25	$0.22	$0.51	$0.44
Weighted average shares outstanding:
Basic	94,979	94,212	94,884	93,965
Diluted	96,049	95,480	95,977	95,328

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,559	$82,265
Restricted cash	24,682	23,370
Short-term marketable securities	158,247	146,439
Accounts receivable, net of allowances of $2,211 and $1,647, respectively	73,045	75,430
Inventories	101,046	90,945
Prepaid expenses and other current assets	6,811	5,742
Income taxes receivable	6,921	5,772
Deferred income taxes	42,445	40,062
Total current assets	454,756	470,025
Property and equipment, net of accumulated depreciation of $129,105 and $118,544, respectively	99,913	69,475
Long-term marketable securities	81,380	75,347
Intangible assets, net	33,951	34,529
Goodwill	93,561	53,196
Other assets	1,102	975
Total assets	$764,663	$703,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,326	$15,904
Accounts payable to related-party	—	5,359
Accrued expenses	60,507	61,499
Income taxes payable	601	569
Business acquisition liabilities, current	12,299	6,081
Total current liabilities	91,733	89,412
Business acquisition liabilities, net of current portion	20,625	20,195
Deferred income taxes	5,787	5,166
Other liabilities	3,393	3,320
Total liabilities	121,538	118,093
Commitments and contingencies
Equity:
Common stock; $0.001 par value. Authorized 785,000 shares; issued and outstanding 95,067 and 94,706 shares at June 30, 2015 and December 31, 2014, respectively	95	95
Additional paid-in capital	184,243	175,242
Accumulated other comprehensive loss	(1,689)	(1,657)
Retained earnings	460,476	411,774
Total equity	643,125	585,454
Total liabilities and equity	$764,663	$703,547

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
(In thousands)	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net income	$48,702	$41,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,579	10,684
Amortization of premium on marketable securities	1,370	1,566
Write-down for excess and obsolete inventories	4,730	3,535
Stock-based compensation	4,669	3,550
Excess tax benefit related to nonqualified stock options	(1,317)	(3,841)
Allowance for doubtful accounts	717	112
Change in deferred income taxes	(5,047)	(4,231)
(Increase)/decrease in:
Restricted cash	(1,312)	—
Accounts receivable	1,591	(2,491)
Inventories	(11,651)	(9,494)
Prepaid expenses and other assets	(897)	(384)
Increase/(decrease) in:
Accounts payable	(66)	(821)
Accounts payable to related-party	(5,359)	1,503
Accrued expenses and other liabilities	(65)	385
Income taxes payable/receivable	187	(277)
Net cash provided by operating activities	47,831	41,582

Cash flows from investing activities:
Purchases of marketable securities	(143,691)	(105,015)
Maturities of marketable securities	85,444	95,292
Sales of marketable securities	39,085	17,155
Purchases of property and equipment	(25,126)	(12,231)
Acquisition of businesses, net of cash acquired	(48,016)	—
Net cash used in investing activities	(92,304)	(4,799)

Cash flows from financing activities:
Payment of business acquisition liabilities	(600)	(600)
Proceeds from exercise of stock options	3,015	6,631
Excess tax benefit related to nonqualified stock options	1,317	3,841
Net cash provided by financing activities	3,732	9,872

Effect of foreign exchange rate on cash	35	(117)

Net increase/(decrease) in cash and cash equivalents	(40,706)	46,538
Cash and cash equivalents, beginning of period	82,265	89,962
Cash and cash equivalents, end of period	$41,559	$136,500

Supplemental disclosures of cash flow information:
Interest paid	9	25
Income taxes paid	$31,880	$27,122

Supplemental Financial Information

Sales by Geographic Area:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
United States	$121,487	$101,631	$241,470	$203,336
International	12,083	11,942	23,704	24,447
Total sales	$133,570	$113,573	$265,174	$227,783

Sales by Product Category:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Innovative Fusion	$71,571	$65,860	$141,941	$132,630
Disruptive Technology	61,999	47,713	123,233	95,153
Total sales	$133,570	$113,573	$265,174	$227,783
Liquidity and Capital Resources:

(Unaudited)	June 30, 2015	December 31, 2014
(In thousands)
Cash and cash equivalents	$41,559	$82,265
Short-term marketable securities	158,247	146,439
Long-term marketable securities	81,380	75,347
Total cash, cash equivalents and marketable securities	$281,186	$304,051

Available borrowing capacity under revolving credit facility	50,000	50,000
Working capital	$363,023	$380,613
The following tables reconcile GAAP to Non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands, except percentages)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$24,054	$20,647	$48,702	$41,786
Interest income, net	(278)	(195)	(556)	(396)
Provision for income taxes	13,417	11,231	26,942	22,579
Depreciation and amortization	5,905	5,387	11,579	10,684
EBITDA	43,098	37,070	86,667	74,653
Stock-based compensation	2,538	1,623	4,669	3,550
Provision for litigation	374	1,318	406	3,853
Change in fair value of contingent consideration and other acquisition related costs	730	143	1,314	153
Adjusted EBITDA	$46,740	$40,154	$93,056	$82,209
Adjusted EBITDA as a percentage of sales	35.0%	35.4%	35.1%	36.1%

Non-GAAP Net Income Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$24,054	$20,647	$48,702	$41,786
Provision for litigation, net of taxes	240	854	261	2,497
Non-GAAP net income	$24,294	$21,501	$48,963	$44,283
Non-GAAP Diluted Earnings Per Share Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(Per share amounts)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Diluted earnings per share, as reported	$0.25	$0.22	$0.51	$0.44
Provision for litigation, net of taxes	—	0.01	—	0.02
Non-GAAP diluted earnings per share	$0.25	$0.23	$0.51	$0.46
Non-GAAP Free Cash Flow Reconciliation Table:

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net cash provided by operating activities	$13,161	$12,350	$47,831	$41,582
Adjustment for impact of restricted cash	1,312	—	1,312	—
Purchases of property and equipment	(17,898)	(6,067)	(25,126)	(12,231)
Non-GAAP free cash flow	$(3,425)	$6,283	$24,017	$29,351
Non-GAAP Sales on a Constant Currency Basis Reconciliation Table:

(Unaudited)	Three Months Ended		Percent Change
(In thousands, except percentages)	June 30, 2015	June 30, 2014	Reported	Constant Currency
United States	$121,487	$101,631	19.5%	19.5%
International	12,083	11,942	1.2%	15.4%
Total sales	$133,570	$113,573	17.6%	19.1%

(Unaudited)	Six Months Ended		Percent Change
(In thousands, except percentages)	June 30, 2015	June 30, 2014	Reported	Constant Currency
United States	$241,470	$203,336	18.8%	18.8%
International	23,704	24,447	(3.0%)	9.3%
Total sales	$265,174	$227,783	16.4%	17.8%

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer

Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com